Exhibit 99.1
MedAvail Reports Fourth Quarter and Full Year 2020 Financial Results

MISSISSAUGA, Ontario and PHOENIX, Ariz. – March 30, 2021 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today reported financial results for the three months and full year ended December 31, 2020.

MedAvail drives best-in-class medication adherence by embedding its pharmacy services directly into Medicare-focused clinics using its proprietary MedCenter solution across a growing network of locations throughout the US.

“We finished 2020 with strong fourth quarter results as we expanded in California, entered the Michigan market, and deployed 14 MedCenters. During the quarter, we also completed our reverse merger and have since begun trading on the Nasdaq,” said Ed Kilroy, Chief Executive Officer of MedAvail.

Mr. Kilroy continued, “We remain excited about our enormous opportunity to transform the pharmacy experience for Medicare-focused clinics, in addition to our opportunity to partner with customers looking to enhance pharmacy productivity. We are well positioned for growth in 2021 and beyond, with continued momentum in our pipeline as we expand into new markets and deepen our existing customer relationships.”

Fourth Quarter 2020 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended December 31, 2019.

•Total net revenue was $3.1 million, an increase of 112%
•Total net revenue by segment
◦Retail Pharmacy Services revenue increased 92% to $2.5 million
◦Pharmacy Technology revenue increased 292% to $0.6 million
•Total MedCenter deployments was 14, representing growth of 75%
•Net Loss was $12.1 million compared to $5.7 million
•Adjusted EBITDA losses increased 79% to $8.7 million from $4.9 million
•Cash, cash equivalents, and restricted cash totaled $58.0 million as of quarter-end

Full Year 2020 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2019.

•Total net revenue was $14.0 million, an increase of 270% compared to $3.8 million
•Total net revenue by segment
◦Retail Pharmacy Services revenue increased 139% to $7.7 million
◦Pharmacy Technology revenue, including one-time deferred contract revenue of $4.7 million, increased 1047% to $6.2 million
•Total cumulative MedCenter deployments was 57, representing an increase of 185%
•Net Loss was $26.8 million compared to $21.5 million
•Adjusted EBITDA losses increased 27% to $23.6 million from $18.8 million

Full Year 2021 Financial Outlook
MedAvail projects total net revenue for 2021 to be in the range of $27.0 million to $34.0 million, which represents growth of 93% to 143% over 2020 revenue of $14.0 million.

About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business strategy and market opportunity; potential future revenue projections and growth; expansion plans; and customer partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of judicial proceedings to which MedAvail is, or may become a party; changes in competitive conditions prevailing in the healthcare sector; the availability of capital; and the other risks discussed under the heading "Risk Factors" in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on November 18, 2020, and other documents MedAvail files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:

Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com

SOURCE MedAvail Holdings, Inc.

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(US Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Sales:
Retail Pharmacy Services	$2,532	$1,317	$7,728	$3,227
Pharmacy Technology	569	145	6,240	544
Total sales	3,101	1,462	13,968	3,771
Cost of sales:
Retail Pharmacy Services	2,685	1,113	7,744	2,674
Pharmacy Technology	661	89	1,061	149
Total cost of sales	3,346	1,202	8,805	2,823
Gross profit	(245)	260	5,163	948
Pharmacy operations	2,033	1,134	5,687	3,988
General and administrative	6,019	3,305	16,562	13,285
Selling and marketing	1,147	939	3,043	3,276
Research and development	149	297	682	1,106
Merger expenses	2,083	-	4,691	-
Goodwill write-off	—	137	—	137
Operating loss	(11,676)	(5,552)	(25,502)	(20,844)
Other loss, net	(110)	-	(110)	-
Interest income	29	17	43	45
Interest expense	(328)	(178)	(1,241)	(734)
Loss before income taxes	(12,085)	(5,713)	(26,810)	(21,533)
Income tax	-	-	-	-
Net loss	$(12,085)	$(5,713)	$(26,810)	$(21,533)
Net loss per share - basic and diluted	$(0.71)	$(3.52)	$(4.69)	$(13.37)
Weighted average shares outstanding - basic and diluted	17,003	1,622	5,722	1,611

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(US Dollars in thousands, except share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$57,936	$8,791
Restricted cash	60	58
Accounts receivable (net of allowance for doubtful accounts)	1,520	416
Inventories	2,817	4,594
Prepaid expenses and other current assets	1,534	229
Total current assets	63,867	14,088
Property, plant and equipment, net	3,795	2,703
Right-of-use assets	1,239	1,050
Other assets	203	92
Goodwill and other intangible assets	227	70
Total assets	$69,331	$18,003
Liabilities, Temporary Equity and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$4,512	$2,345
Short-term debt	2,161	—
Contract liability	275	4,804
Current portion of lease obligations	665	526
Total current liabilities	7,613	7,675
Long-term debt	—	12,476
Long-term portion of lease obligations	651	565
Other liabilities	—	448
Total liabilities	8,264	21,164
Commitments and contingencies
Redeemable preferred shares ($0.001 par value, 10,000,000 shares authorized, and no shares issued and outstanding at December 31, 2020, 14,539,330 shares authorized, and 10,500,440 shares issued and outstanding at December 31, 2019)	-	93,484
Stockholders' equity (deficit):
Common shares ($0.001 par value, 100,000,000 shares authorized, 31,816,020 and 1,504,251 shares issued and outstanding at December 31, 2020 and 2019, respectively)	32	8
Warrants	2,614	698
Additional paid-in-capital	213,624	30,829
Accumulated other comprehensive loss	(6,928)	(6,950)
Accumulated deficit	(148,275)	(121,230)
Total shareholders’ equity (deficit)	61,067	(96,645)
Total liabilities, temporary equity and shareholders’ equity (deficit)	$69,331	$18,003

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted sales, adjusted operating expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted Sales for a particular period as Sales excluding certain items that may not be indicative of our recurring core business operating results, such as adjustments to bad debt reserve or year end accrual adjustments.

We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for merger-related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, non-recurring inventory adjustments and other (income) expense, net.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(US Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Sales:	$3,101	$1,462	$13,968	$3,771
Adjustments as follows:
Contract revenue recognition (1)	-	-	(4,729)	-
Bad debt & Service Fees	75	-	75	-
Adjusted Sales	$3,176	$1,462	$9,314	$3,771
1)During 2020, the Company and its significant customer agreed that there was no further obligation to the customer and the Company recognized the remaining contract balance as revenue.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Gross Profit	$(245)	$260	$5,163	$948
Contract revenue recognition (1)	-	-	(4,729)	-
Bad debt & Service Fees	75	-	75	-
Inventory impairment charges (2)	352	-	429	-
Adjusted Gross Profit	$182	$260	$938	$948
1)During 2020, the Company and its significant customer agreed that there was no further obligation to the customer and the Company recognized the remaining contract balance as revenue.
2)Inventory impairment consisted of second half write downs for MedCenter inventory to lower cost or market of approximately $179,000, and medication inventory write downs of $250,000.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Expenses	$11,431	$5,812	$30,665	$21,792
Depreciation and amortization	(251)	569	895	1,672
Stock-based compensation expense	(155)	(71)	(380)	(354)
Merger related expense (1)	(2,083)	-	(4,691)	-
Adjusted Operating Expenses	$8,942	$6,310	$26,489	$23,110
1)Merger-related expenses were incurred for costs related to MedAvail's merger with MYOS which was consummated in the 13 weeks ended December 31, 2020.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(12,085)	$(5,713)	$(26,810)	$(21,533)
Adjustments to calculate EBITDA:
Interest expense, net	299	161	1,198	689
Income tax	-	-	-	-
Depreciation and amortization	298	469	1,089	1,672
EBITDA	(11,488)	(4,983)	(24,523)	(19,172)
Adjustments as follows:
Bad debt & Service Fees	75	-	75	-
Stock-based compensation expense	155	71	380	354
Merger related expense (1)	2,083	-	4,691	-
Other (income) loss, net	110	-	110	-
Inventory impairment charges (2)	352	-	429	-
Loss on impairment of lease related to unused leased property	-	13	-	27
Contract revenue recognition (3)	-	-	(4,729)	-
Adjusted EBITDA	$(8,713)	$(4,899)	$(23,567)	$(18,791)
1)Merger-related expenses were incurred for costs related to MedAvail's merger with MYOS, which was consummated in the 13 weeks ended December 31, 2020.
2)Inventory impairment consisted of second half write-downs for MedCenter inventory to lower cost or market of approximately $179,000, and medication inventory write-downs of $250,000.
3)During 2020, the Company and its significant customer agreed that there was no further obligation to the customer and the Company recognized the remaining contract balance as revenue.